SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:
[ ]    Preliminary  proxy  statement         [ ] Confidential, for  Use  of  the
                                                 Commission  Only (as
                                                 permitted by Rule  14a-6(e)(2))
[ ] Definitive  proxy statement
[X] Definitive  additional  materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              IMC MORTGAGE COMPANY
                (Name of Registrant as Specified in Its Charter)

            -------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
       [X]     No fee required.
       [ ]     Fee computed on table below per  Exchange  Act Rules  14a-6(i)(1)
               and 0-11.

       (1) Title of each class of securities to which transaction applies:

       (2) Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

       (4) Proposed maximum aggregate value of transaction:

       (5)        Total fee paid:

       [ ]     Fee paid previously with preliminary materials.

       [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1)        Amount Previously Paid:

       (2)        Form, Schedule or Registration Statement No.:

       (3)        Filing Party:

       (4)        Date Filed:

                        (IMC Mortgage Company Letterhead)


                                                                November 3, 1999

Dear Fellow Shareholder:

           The Special Meeting and the deadline for voting your shares has been adjourned to November 12, 1999.

Your Board of Directors has unanimously recommended that shareholders vote in favor of the proposed Asset Purchase Agreement (the "Agreement") between the Company and CitiFinancial Mortgage Company. At the meeting held on October 29th, more than 75% of the shares present voted to approve the Agreement, but the favorable vote of a majority of shares outstanding and entitled to vote, as required under Florida law, was not obtained and the meeting was adjourned to November 12, 1999. Due to the complexity of the transaction, the relatively short time allotted to solicitation, and the favorable response of holders able to vote thus far, the IMC board has decided to allow additional time for holders to vote their shares. The board of directors urges you to review the Company's Proxy Statement dated September 29, 1999 carefully and to vote in favor of the Agreement.

            YOUR VOTE IS IMPORTANT TO THE FUTURE OF YOUR INVESTMENT.

       IMC believes that if you do not approve this transaction it will be forced to seek protection immediately by filing for bankruptcy.

 A BANKRUPTCY WOULD NOT RESULT IN ANY ASSETS REMAINING FOR COMMON SHAREHOLDERS.

Your vote is critical no matter how many or how few shares you may own. Our latest records indicate that we have not yet received your vote. Accordingly, please sign, date and return the enclosed proxy card today in the envelope provided.

Very truly yours,


/s/ George Nicholas
Chairman and Chief Executive Officer


             If you have any questions, or need assistance in voting
                  your shares, please call our proxy solicitor,

                           INNISFREE M&A INCORPORATED
                                  TOLL-FREE, at
                                  888-750-5834

IF YOU HOLD YOUR SHARES THROUGH A BANK OR BROKER, THEY CANNOT VOTE YOUR SHARES WITHOUT YOUR INSTRUCTIONS.

Please contact the person responsible for your account and instruct them to vote your shares on your behalf today. Alternatively, you may be able to vote directly by telephone, or via the Internet. Please call Innisfree at the number above for assistance.